J. Ronald Trost (JT-4745)
Kelley A. Cornish (KC-0754)
Shalom L. Kohn (SK-2626)
Elizabeth R. McColm (EM-8532)
SIDLEY AUSTIN BROWN & WOOD LLP
787 Seventh Avenue
New York, New York 10019
Telephone: (212) 839-5300

Counsel for Debtors and Debtors-in-Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -   x
                                                                :       Chapter 11
                                                                :
In re                                                           :       Case Nos. 01-41643 (RLB)
                                                                :       through     01-41680 (RLB)
     THE WARNACO GROUP, INC., et al.,                           :
                              -- ---
                                                                :       (Jointly Administered)
                                    Debtors.                    :
                                                                :
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - x


                 ORDER AND JUDGMENT CONFIRMING THE FIRST AMENDED
             JOINT PLAN OF REORGANIZATION OF THE WARNACO GROUP, INC.
           AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION UNDER
                CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE
               DATED NOVEMBER 8, 2002 AND GRANTING RELATED RELIEF


         This matter having come on for a hearing on January 16, 2003 (the "Confirmation Hearing") on confirmation of the First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and its Affiliated Debtors and Debtors-in-Possession Under Chapter 11 of Title 11 of the United States Code dated November 8, 2002 (as amended pursuant to certain technical modifications filed on January 13, 2003, the "Plan"),(1) The Warnaco Group, Inc. ("Group"), together with certain of its direct and indirect subsidiaries, 184 Benton Street Inc., A.B.S. Clothing Collection, Inc., Abbeville Manufacturing Company, AEI Management Corporation,



--------
(1) Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Authentic Fitness Corporation, Authentic Fitness On-Line, Inc., Authentic Fitness Products Inc., Authentic Fitness Retail Inc., Blanche, Inc., CCC Acquisition Corp., CCC Acquisition Realty Corp., C.F. Hathaway Company, Calvin Klein Jeanswear Company, CKJ Holdings, Inc., CKJ Sourcing, Inc., Designer Holdings Ltd., Gregory Street, Inc., Jeanswear Holdings, Inc., Kai Jay Manufacturing Company, Myrtle Avenue, Inc., Outlet Holdings, Inc., Outlet Stores, Inc., Penhaligon's by Request, Inc., Rio Sportswear, Inc., Ubertech Products, Inc., Ventures Ltd., Warmana Limited, Warnaco Inc., Warnaco International, Inc., Warnaco International, LLC, Warnaco Men's Sportswear Inc., Warnaco of Canada Company, Warnaco Puerto Rico, Inc., Warnaco Sourcing Inc., Warnaco U.S. Inc., Warnaco Ventures Ltd. and Warner's De Costa Rica Inc., each a debtor and debtor-in-possession herein (collectively, the "Debtors") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"); and

         On the basis of the record of these Cases, including the evidence presented and the arguments of counsel made at the Confirmation Hearing; and on the basis of the Findings of Fact and Conclusions of Law entered contemporaneously herewith (whose definitions and the definitions contained in the Plan are incorporated herein by reference);

         Now, after due deliberation, the Court hereby ORDERS, ADJUDGES AND DECREES THAT:

         A. The Plan (as amended by the technical modifications set forth in decretal paragraph B hereunder) complies with all applicable provisions of the Bankruptcy Code and applicable Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") relating to Confirmation. The Plan, all provisions thereof, and the exhibits and schedules thereto, hereby are confirmed. All objections to the Plan not heretofore withdrawn are overruled in their entirety.

         B. The following technical modifications to the Plan are hereby approved:

          1. The definition of "Effective Date" in the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

                    "Effective Date" means the Business Day that is the later of the date on which (a) all conditions precedent set forth in
                    Section 4.1. of this Plan have been satisfied or waived as provided in Section 4.2. of this Plan and (b) February 4, 2003."


          2. The definition of "Initial Distribution Date" in the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

                    "Initial Distribution Date" means the first Business Day that is ten (10) days (or such longer period as may be reasonably determined by the Reorganized Debtors in consultation with the Post-Effective Date Committee) after the Effective Date, provided however, that the Initial Distribution Date for the purposes of distributions to Class 5 Creditors under this Plan means the first Business Day that is forty-five (45) days (or such longer period as may be reasonably determined by the Reorganized Debtors in consultation with the Post-Effective Date Committee consistent with their obligations under Section 5.13. of this Plan) after the Effective Date."


          3. Section 5.4. of the Plan is hereby amended by deleting the words "Warnaco Men's Sportswear Inc.".

          4. Section 6.2. of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

                         "6.2. Distributions to Holders of Senior Secured Bank
                    Claims. On the Effective Date, Reorganized Warnaco, as applicable, shall issue or deliver to the Administrative Agent or its designee for distribution on behalf of the Debtors to holders of Senior Secured Bank Claims in Class 2:
                    (a) Cash equal to the amount of the balance due on the Original Foreign Facilities Guaranty Claims, which shall be applied to repay in full satisfaction of any outstanding amounts owing by the Debtors under the Original Foreign Facilities as of the Petition Date; (b) New Warnaco Second Lien Notes in the aggregate principal amount of $200 million; and (c) share certificate(s) for the aggregate amount of either (i) 96.263% of the New Warnaco Common Shares, subject to Dilution, if the holders of Class 6 Claims receive a distribution as provided in Section 2.9.(C) of this Plan or (ii) 96.844% of the New Warnaco Common Shares, subject to Dilution, if the holders of Class 6 Claims are not entitled to receive a distribution as provided in Section 2.9.(C) of this Plan. Notwithstanding any other provision of this Plan, all distributions and issuances of such Cash, New Warnaco Second Lien Notes and New Warnaco Common Shares to holders of Class 2 Claims shall be made, (i) based on the amount of Class 2 Claims held by such holders as set forth in the books and records of the Administrative Agent as of the close of business on the Confirmation Date, and (ii) in accordance with the Pre-Petition Facility and Intercreditor Agreements. Such Cash shall be distributed to the holders of Class 2 Claims by the Administrative Agent, and the New Warnaco Second Lien Notes and New Warnaco Common Shares shall be issued by Reorganized Warnaco as directed by the Administrative Agent in the names of the respective holders of Class 2 Claims, in each case in accordance with the foregoing."


          5. Section 6.3. of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

                         "6.3. Distributions to Holders of Allowed Unsecured
                    Claims. On the Initial Distribution Date, Reorganized Warnaco shall deliver to the Disbursing Agent for distribution on behalf of the Debtors to holders of Allowed Class 5 Claims share certificate(s) for the aggregate amount of either (i) 2.549% of the New Warnaco Common Shares, subject to Dilution, if the holders of Class 6 Claims receive a distribution as provided in Section 2.9.(C) of this Plan or (ii) 2.564% of the New Warnaco Common Shares, subject to Dilution, if the holders of Class 6 Claims are not entitled to receive a distribution as provided in
                    Section 2.9.(C) of this Plan. The Disbursing Agent shall make distributions of New Warnaco Common Shares to holders of Allowed Class 5 Claims as follows:

                         (A) On or as soon as practicable after the Initial
                    Distribution Date, the Disbursing Agent shall distribute the New Warnaco Common Shares allocable to Allowed Claims held by holders of Class 5 Claims as of the Distribution Record Date. For the purpose of calculating the amount of New Warnaco Common Shares to be distributed to holders of Allowed Class 5 Claims on or as soon as practicable after the Initial Distribution Date, all Disputed Claims in Class 5 will be treated as though such Claims will be Allowed Claims in the Face Amount of such Claims.

                         (B) On any Interim Distribution Date, the Disbursing
                    Agent shall make interim distributions of New Warnaco Common Shares to holders of Allowed Class 5 Claims pursuant to and consistent with resolutions of Disputed Claims since the Initial Distribution Date.

                         (C) On the Final Distribution Date, the Disbursing
                    Agent shall make the balance of all distributions to holders of Allowed Class 5 Claims as required under this Plan."

          6. Section 6.6.(A) of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

                         "(A) Bar Date For Certain Administrative Claims. All
                    applications for final compensation of professional persons employed by the Debtors or the Creditors' Committee pursuant to orders entered by the Bankruptcy Court and on account of services rendered prior to the Effective Date, and all other requests for payment of Administrative Claims (except for the Alvarez Incentive Bonus, the Designated Post-Petition Loans, claims of the Debt Coordinators and the Pre-Petition Collateral Trustee payable under paragraph 22 of the DIP Approval Orders, claims for taxes pursuant to Section 507(a)(8) of the Code, ordinary course trade debt and customer deposits and credits incurred in the ordinary course of business after the Petition Date) shall be served on the Reorganized Debtors in accordance with Section 8.10. of this Plan and filed with the Bankruptcy Court, no later than 25 days after the Effective Date. Any such claim that is not served and filed within this time period shall be discharged and forever barred. Objections to any such application must be filed within 20 days after filing thereof."

          7. A new Section 7.7. is hereby added to the Plan as follows:

                         "7.7. Limitation on Exculpations and Releases. Nothing
                    contained in Sections 7.4. and 7.5. shall (i) be construed as a release of any Exculpated Person's and Pre-Petition Releasee's fraud or willful misconduct with respect to the matters set forth in those sections, or (ii) limit the liability of the Debtors' or Creditors' Committee's professionals to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility."

         C. The Debtors, the Reorganized Debtors and their respective affiliates, subsidiaries, directors, officers, agents and attorneys are hereby authorized, empowered and directed to issue, execute, deliver, file or record any document, and to take all other actions necessary or appropriate, in their sole discretion, to implement, effectuate and consummate the Plan in accordance with its terms, all without further corporate action or action of the directors, stockholders of the Debtors or Reorganized Debtors and further order of this Court, and on and after the Effective Date, any such document will be legal, valid and binding in accordance with its terms.

         D. The classification of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications and amounts of Claims and Interests, if any, set forth on the Ballots tendered to or returned by the Debtors' creditors and equity security holders in connection with voting on the Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan and
(ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual amount or classification of such Claims or Interests under the Plan for distribution purposes.

         E. Pursuant to section 1141 of the Bankruptcy Code, effective upon entry of this Order, but subject to the occurrence of the Effective Date, the Plan (including the exhibits and schedules to, and all documents and agreements created pursuant to, the Plan) and its provisions, together with the provisions of this Order, shall be binding upon the Debtors, the Reorganized Debtors, any entity acquiring or receiving property or a distribution under the Plan, any lessor or lessee of property to or from the Debtors, any party to a contract with the Debtors, any person who granted or is a beneficiary of the exculpations and releases contained in or provided for under the Plan, any Creditor or equity security holder of the Debtors, including all governmental entities, whether or not the Claim or Interest of such Creditor or equity security holder is impaired under the Plan and whether or not such Creditor, equity security holder or entity has accepted the Plan, any and all nondebtor parties to executory contracts and unexpired leases with any of the Debtors, any and all entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described herein or in the Plan, any other party in interest, and the respective heirs, executors, administrators, successors or assigns, if any, of all of the foregoing.

         F. All injunctions or stays, whether imposed by operation of law or by Order of this Court, provided for in the Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise that are in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. As of the Effective Date, the stay imposed pursuant to section 362(a) of the Bankruptcy Code shall be dissolved and of no further force and effect, subject to the injunction set forth in paragraph J below and/or sections 524 and 1141 of the Bankruptcy Code, except that nothing herein shall bar the filing of documents in connection with the Exit Financing Facility, the New Warnaco Second Lien Notes or the New Warnaco Common Shares, or the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan, the Exhibits and Schedules to the Plan or this Order.

         G. The appointment or continuation in office as officers and directors of the Reorganized Debtors of each of the individuals previously identified by the Debtors in Plan Schedule 5.6, as amended on January 14, 2003 ("Plan Schedule 5.6"), hereby is approved and ratified as being in the best interests of the Debtors, their Creditors and equity security holders and consistent with public policy, and such officers and directors hereby are deemed elected and appointed as of the Effective Date.

         H. Except as provided for in this Order or in the Plan, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for, and in complete satisfaction, discharge and release of, all Claims and will effect the cancellation of all Interests (including rights to obtain or purchase Interests), including any interest accrued on Claims from the Petition Date. Except as provided for in the Plan or this Order, as of the

Effective Date: (i) the Debtors will be discharged from all Claims or other debts that arose before the Effective Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (x) a proof of claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (y) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (z) the holder of a Claim based on such debt has accepted the Plan; and (ii) all Interests and other rights of equity security holders in the Debtors will be terminated and of no further force and effect without any further action on the part of the Court or any other person; provided, however, that the foregoing shall not release and discharge the Debtors from their obligations under the Plan.

         I. As of the Effective Date, except as provided in the Plan or this Order, all entities will be precluded from asserting against the Debtors, the Reorganized Debtors or their respective affiliates, successors or property, any other or further Claims, demands, debts, rights, causes of action, liabilities or equity interests against the Debtors based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. In accordance with the foregoing, except as provided in the Plan or this Order, as of the Effective Date, all such Claims and other debts and liabilities against the Debtors shall be discharged and all Interests and other rights of equity security holders in the Debtors shall be satisfied, terminated or cancelled pursuant to sections 524 and 1141 of the Bankruptcy Code. Such discharge and termination will void any judgment obtained against the Debtors or the Reorganized Debtors to the extent that such judgment relates to a discharged Claim or terminated Interest.

         J. Except as provided in the Plan or this Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other demand, debt, right, cause of action or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights:
(i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property or any released entity; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, the Reorganized Debtors or their respective property; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         K. The substantive consolidation of all of the Debtors for purposes of voting on, and of receiving distributions pursuant to, the Plan is approved.

         L. Except as otherwise provided in this Order or in the Plan (and subject to the mergers and dissolutions contemplated by Section 5.4. of the
Plan), each Debtor shall continue to exist as a Reorganized Debtor and as a separate corporate entity (and the substantive consolidation of all of the Debtors pursuant to the Plan shall not affect the separate corporate existence of the Reorganized Debtors), with all of the powers of a corporation under applicable law and without prejudice to any right to alter or to terminate such existence (whether by merger, dissolution or otherwise) under applicable state or foreign law.

         M. Except as otherwise provided in this Order, or in the Plan, all property of the Debtors' estates, to the full extent of section 541 of the Bankruptcy Code, and any and all other rights and assets of the Debtors of every kind and nature shall, on the Effective Date of the Plan, revest in the Reorganized Debtors free and clear of all Liens, Claims and Interests and other encumbrances other than (i) those Liens, Claims and Interests and encumbrances retained, preserved or created pursuant to the Plan or any document entered into in connection with the transactions described in the Plan and this Order and
(ii) Liens that have arisen subsequent to the Petition Date on account of taxes that arose subsequent to the Petition Date. To the extent that the succession to assets of the Debtors by the Reorganized Debtors pursuant to the Plan is deemed to constitute "transfers" of property, such transfers of property to the Reorganized Debtors (a) shall be legal, valid and effective transfers of property, (b) vest or shall vest the Reorganized Debtors with good title to such property, free and clear of all Liens, Claims and Interests and encumbrances except as set forth herein, and (c) do not and shall not subject any of the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or applicable nonbankruptcy law including, but not limited to, any laws affecting successor or transferee liability, other than the Liens, Claims and Interests and encumbrances retained, preserved, or created pursuant hereto.

         N. On and after the Effective Date, each Reorganized Debtor is authorized to (a) operate its business, (b) use, acquire and dispose of property, and (c) compromise or settle any Claims or Interests, in each case without supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or by this Order.

         O. Effective as of the Effective Date but immediately prior to the discharge of the Debtors, each of the following transactions shall occur and shall be deemed to have occurred in the order listed: (i) each of Warnaco Ventures Ltd., Ventures Ltd. and Blanche Inc. shall be merged with and into Warnaco Inc. and Warnaco Inc. shall be the surviving corporation in such merger;
(ii) AEI Management Corporation shall be merged with and into Rio Sportswear Inc. and Rio Sportswear Inc. shall be the surviving corporation in such merger;
(iii) CCC Acquisition Realty Corp. shall be merged with and into Authentic Fitness Products Inc. and Authentic Fitness Products Inc. shall be the surviving corporation in such merger; (iv) CKJ Sourcing Inc. shall be merged with and into Calvin Klein Jeanswear Company and Calvin Klein Jeanswear Company shall be the surviving entity in such merger; and (v) Group shall transfer 100% of the shares held by Group in each of Myrtle Avenue, Inc., Authentic Fitness Corporation and Designer Holdings Ltd. to Warnaco Inc. The corporate transactions described in and contemplated by this paragraph O hereby are approved.

         P. Notwithstanding anything to the contrary contained in the Plan or in this Order, the DIP Facility and the DIP Approval Orders shall extend and continue in full force and effect until the later to occur of (i) the Effective Date and (ii) payment in full of all obligations under the DIP Facility. On the Effective Date, the Reorganized Debtors shall enter into the Exit Financing Facility and all Financing Agreements (as such term is defined in the Exit Financing Credit Agreement) with the respective Lenders thereunder. The Exit Financing Facility hereby is approved. Pursuant to section 1142(b) of the Bankruptcy Code and without further action by this Court or by the shareholders and directors of any of the Reorganized Debtors, the Reorganized Debtors are authorized to enter into the Exit Financing Facility, to perform all of their obligations thereunder and to execute and deliver all documents, agreements and instruments necessary or appropriate to enter into and perform all obligations under the Exit Financing Facility and to take all other actions and execute, deliver, record and file all other such agreements, documents, instruments, financing statements, releases, applications, registration statements, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by the Exit Financing Facility, including, without limitation, the making of such filings, or the recording of any security interests, as may be required by such Exit Financing Facility.

         Q. On the Effective Date, the Reorganized Debtors will enter into the definitive documentation with respect to the New Warnaco Second Lien Notes. Pursuant to section 1142(b) of the Bankruptcy Code and without further action by this Court or by the shareholders and directors of any of the Reorganized Debtors, the Reorganized Debtors are authorized to perform all of their obligations thereunder and to execute and deliver all documents, agreements and instruments necessary or appropriate to enter into and perform all obligations under the New Warnaco Second Lien Notes and to take all other actions and execute, deliver, record and file all other such agreements, documents, instruments, financing statements, releases, applications, registration statements, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by the New Warnaco Second Lien Notes, including, without limitation, the making of such filings, or the recording of any security interests, as may be required.

         R. On the Effective Date, the Reorganized Debtors will issue the New Warnaco Common Shares. Pursuant to section 1142(b) of the Bankruptcy Code and without further action by this Court or by the shareholders and directors of any of the Reorganized Debtors, the Reorganized Debtors are authorized to perform all tasks necessary and to execute and deliver all documents, agreements and instruments necessary or appropriate to issue the New Warnaco Common Shares.

         S. None of the Debtors, the Reorganized Debtors, the Creditors' Committee, the Pre-Petition Lenders, the Post-Effective Date Committee, the DIP Lenders, the Pre-Petition Secured Lenders, the TOPrS Trustee, the Collateral Trustee nor any of their respective directors, employees employed by the Debtors as of the Effective Date, members, attorneys, investment bankers, restructuring consultants and financial advisors nor any other professional Persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission from and after the Petition Date in connection with, relating to or arising out of the Cases, the management and operation of the Debtors, the formulation, negotiation, implementation, confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with the Plan. The Exculpated Persons shall have no liability to any Debtor, holder of a Claim, holder of an Interest, other party in interest in the Cases or any other Person for actions taken or not taken in connection with, relating to or arising out of the Cases, the management and operation of the Debtors, the Plan or the property to be distributed under the Plan, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities in the Cases, the management and operation of the Debtors and under the Plan.

         T. Except as provided herein or in the Plan, all releases of claims and causes of action against persons and entities that are embodied in Section 7.5. of the Plan or in this

Order, including, without limitation, those third-party releases set forth in
Section 7.5.(C) of the Plan that voluntarily were granted by holders of Claims entitled to vote on the Plan (whether or not such holder submitted a timely Ballot to accept or reject the Plan), are effective and binding on all persons and entities that may have had standing to assert such claims or causes of action or that granted the releases unless the holder of a Claim entitled to vote on the Plan submitted a timely Ballot indicating an election not to grant such releases. The terms of such releases are deemed included herein as if expressly stated. As of the Effective Date, all entities that have held, currently hold or may hold a claim, obligation, demand, debt, right, cause of action and liability that has been released pursuant to the Plan permanently are enjoined from taking any of the following actions on account of such released claims, obligations, demands, debts, rights, causes of action or liabilities:
(i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and
(v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         U. Nothing contained herein or in Sections 7.4. and 7.5. of the Plan shall (i) be construed as a release of any Exculpated Person's and Pre-Petition Releasee's fraud or willful misconduct with respect to the matters set forth in those sections, or (ii) limit the liability of the Debtors' or Creditors' Committee's professionals to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

         V. Nothing contained in Sections 7.3., 7.4. or 7.5. of the Plan shall release, waive, discharge or affect any claim or right of the United States of America, including but not limited to the Internal Revenue Service and the United States Customs Service ("Customs"), to collect any claim or assert any rights against any non-debtors. Moreover, nothing in the Plan shall affect any right or claim by the United States of America, including but not limited to the Internal Revenue Service, to set off or to recoup any amounts due any of the Debtors and/or Reorganized Debtors against any amounts owed by the Debtors and/or Reorganized Debtors (to the extent such setoff or recoupment rights exist under applicable non-bankruptcy law), and the Debtors and/or the Reorganized Debtors expressly reserve all legal and equitable defenses with respect to such set off or recoupment rights, including, without limitation, that any such rights are barred as the result of the failure of the United States of America to timely file a proof of claim in the Cases, lack of mutuality or any other legal or equitable defense; provided, however, that the foregoing provision is inapplicable to claims or rights of Customs, which claims or rights shall be governed by the final order approving that certain Stipulation Between the Debtors and the United States Customs Service Regarding Claims and Setoff Rights dated January 10, 2003 (the "Customs Stipulation"). If the Court declines to enter the Customs Stipulation, or subsequently vacates it, the provisions of the previous sentence shall also apply to Customs.

         W. Nothing contained in the Plan or this Order shall release or enjoin, or be deemed to release or enjoin, the claims asserted or to be asserted in the case pending in the United States District Court for the Southern District of New York captioned In Re The Warnaco Group, Inc. Securities Litigation, No. 00-Civ-6266 (LMM) (the "Shareholder I Class Action") against the non-Debtor defendants named therein or any non-Debtor, and neither the Plan nor this Order shall affect the rights of the claimants in the Shareholder I Class Action to obtain this relief.

         X. Notwithstanding anything to the contrary in the Plan, the Plan shall not (i) release or discharge any Claims held by the SEC against any non-debtors, or enjoin or restrain the SEC from instituting or enforcing any such Claims against any non-debtors, or (ii) release or discharge any cause of action that the SEC may have against any of the Debtors or Reorganized Debtors that does not seek monetary relief, or enjoin or restrain the SEC from instituting or enforcing any such cause of action against any of the Debtors or Reorganized Debtors.

         Y. Except as otherwise provided in the Plan and in this Order, subject to the occurrence of the Effective Date and other than for purposes of receiving distributions under the Plan, upon entry of this Order on the docket of the Clerk of this Court, all evidences of Claims against and Interests in the Debtors that are impaired under the Plan, shall be and are deemed to be canceled and terminated, and the obligations of the applicable Debtors thereunder or in connection therewith shall be discharged.

         Z. On and as of the Effective Date pursuant to the compromises and settlements in the Plan, all contractual, legal or equitable subordination and turnover rights with respect to the TOPrS that a holder of a Claim against or Interest in the Debtors may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all such actions related to the enforcement of any such subordination rights will be permanently enjoined. Distributions made pursuant to the Plan to holders of Allowed Claims will not be subject to payment to any beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights. Notwithstanding anything contained in this paragraph Z to the contrary, the Intercreditor Agreement, dated as of October 6, 2000, among Warnaco and certain of its subsidiaries, certain financial institutions and State Street Bank and trust Company as Collateral Trustee shall remain in full force and effect.

         AA. The provisions of the Plan constitute a good faith compromise and settlement of all claims or controversies relating to the enforcement or termination of all contractual, legal and equitable subordination and turnover rights that a holder of a Claim against or Interest in the Debtors may have with respect to any Allowed Claim or Interest, or any distribution to be made pursuant to the Plan on account of such Claim. The compromise or settlement of all such claims or controversies is approved under Rule 9019 of the Bankruptcy Rules as being fair, equitable and reasonable and in the best interests of the Debtors, the Reorganized Debtors and the holders of Claims and Interests.

         BB. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Order or the occurrence of the Effective Date, this Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Cases and the Plan to the fullest extent permitted by law including, inter alia, all of the matters and for all of the purposes described in this Order or in Section 8.1. or otherwise in the Plan.

         CC. Nothing contained in Section 8.1. of the Plan shall bind the United States of America, its agencies, officials and/or employees, from challenging the Bankruptcy Court's jurisdiction over claims, cases, proceedings or actions brought by or against the United States of America, its agencies, officials and/or employees. The United States of America expressly reserves any and all of its rights and/or defenses to challenge the Bankruptcy Court's jurisdiction over any claims, cases, proceedings, or actions that may be brought by or against the United States of America, its agencies, officials and/or employees arising from or relating to the Plan and the Cases.

         DD. Except as otherwise provided in the Plan, this Order or any other order of the Court entered in these Cases, no payment provided for in the Plan shall be made prior to the Effective Date.

         EE. Except as otherwise provided in the Plan, any distribution under the Plan that is unclaimed by the holder of the Allowed Claim entitled to such distribution for ninety (90) days after the distribution date applicable to such distribution, shall be distributed in the manner provided for in Section 6.5.(G) of the Plan.

         FF. Pursuant to Section 3.1. of the Plan, as of the Effective Date, each executory contract and unexpired lease to which any of the Debtors is a party shall be deemed automatically rejected as of the Effective Date, except with respect to Intellectual Property Contracts which shall be deemed automatically assumed, unless such executory contract or unexpired lease (a) shall have been previously rejected or assumed by order of the Bankruptcy Court,
(b) is the subject of a motion to assume or reject filed on or before the Confirmation Date, or (c) is listed on the schedule of assumed contracts and leases annexed as Plan Schedule 3.2, as amended as of the Confirmation Hearing. The executory contracts and unexpired leases to be rejected shall include, but shall not be limited to, the executory contracts and unexpired leases set forth on Plan Schedule 3.1, as amended as of the Confirmation Hearing, and all such rejections hereby are approved pursuant to section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, as of the Effective Date. Listing a contract or lease on Plan Schedule 3.1 shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability with respect thereto.

         GG. Pursuant to Section 3.2. of the Plan, except with respect to executory contracts and unexpired leases that previously have been assumed or are the subject of a motion to assume which was filed on or before the Confirmation Date, all executory contracts and unexpired leases specifically listed on the schedule of assumed executory contracts and unexpired leases annexed as Plan Schedule 3.2, as amended as of the Confirmation Hearing, shall be deemed automatically assumed by the applicable Debtor as of the Effective Date. Any executory contracts and unexpired leases assumed by any of the Debtors pursuant to Section 3.2. of the Plan or pursuant to any order of this Court during the Cases shall be deemed assigned to the Reorganized Debtors on the Effective Date, and all such assumptions and assignments hereby are approved. Listing a contract or lease on Plan Schedule 3.2 shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease that a Debtor or Reorganized Debtor has any liability with respect thereto. Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of this Court or is otherwise rejected as part of the Plan.

         HH. Pursuant to Section 5.17. of the Plan, except as otherwise set forth in the Plan and subject to the provisions of paragraph KK below, to the extent that any of the Debtors have in place as of the Effective Date, retirement income plans, welfare benefit plans, and other employee-related plans and programs, such agreements, programs and plans shall be deemed terminated as of the Effective Date; provided, that on and after the Effective Date, the plans and programs set forth in Plan Schedule
5.17 shall be deemed in effect in accordance with their existing terms and conditions, including any termination or modification provisions.

         II. Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure in the amount set forth on Plan Schedule 3.2, as amended as of the Confirmation Hearing, or, in the event of an objection to such Cure amount, in the amount agreed between the parties or as ordered by the Bankruptcy Court. To the extent the non-Debtor party to the unexpired lease or executory contract has not objected to the amount of Cure set forth in Plan Schedule 3.2 on or before the Voting Deadline, such non-Debtor party shall be deemed to accept such Cure amount. To the extent that no Cure amount is listed on Plan Schedule 3.2 for an executory contract or unexpired lease, and no objection has been filed by the non-Debtor party to such executory contract or unexpired lease prior to the Confirmation Date, then the Cure amount shall be deemed to be $0.00. To the extent the Debtor who is a party to the unexpired lease or executory contract is to be merged pursuant to the Plan, the non-Debtor parties to such unexpired lease or executory contract shall, upon assumption as contemplated herein, be deemed to have consented to the assignment of such unexpired lease or executory contract to the Reorganized Debtor that is the surviving entity after such merger.

         JJ. If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them, and such Claim shall only be entitled to treatment as a Class 5 Claim under the Plan in the event that a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors within thirty (30) days after service of the earlier of (a) notice of the Confirmation Date, or (b) other notice that the executory contract or unexpired lease has been rejected pursuant to an order of the Bankruptcy Court.

         KK. Upon the occurrence of the Effective Date, Reorganized Warnaco shall continue the Pension Plan, including meeting the minimum funding standards under ERISA and the Internal Revenue Code, paying all PBGC insurance premiums, and administering and operating the Pension Plan in accordance with its terms and ERISA. Nothing in the Plan or in this Order shall be deemed to discharge, release, or relieve the Debtors, the Reorganized Debtors, any member of the Debtors' controlled groups (as defined in 29 U.S.C. 'SS' 1301(a)(14)) or any other party, in any capacity, from any current or future liability with respect to the Pension Plan, and PBGC and the Pension Plan shall not be enjoined or precluded from enforcing such liability as a result of the Plan's provisions or confirmation of the Plan. Upon the Effective Date, PBGC shall be deemed to have withdrawn the Single-Employer Pension Plan Claims with prejudice. After the Effective Date, the Reorganized Debtors shall have the authority to terminate, amend or freeze the Pension Plan in accordance with the terms of the Pension Plan, ERISA and the Internal Revenue Code.

         LL. Pursuant to section 1142(b) of the Bankruptcy Code, without further action by this Court or the shareholders or boards of directors of any of the Reorganized Debtors, and without limiting the power or authority of the Reorganized Debtors following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, the Reorganized Debtors are authorized, as of the Effective Date, to: (a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; and (c) implement the provisions of the Management Stock Incentive Program, and all agreements and documents related thereto.

         MM. Pursuant to section 1146(c) of the Bankruptcy Code, (a) the creation of any lien, mortgage, deed of trust or other security interest, (b) the making of any agreement, document or instrument in furtherance of, or in connection with, the Plan, including any other agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale, or assignments executed in connection with the Plan, and (c) the issuance, transfer or exchange of any securities, will not be subject to any stamp or other similar tax or tax held to be a stamp tax or other similar tax pursuant to section 1146(c) of the Bankruptcy Code. This Court retains specific jurisdiction with respect to this matter. Each federal, state and local governmental or regulatory agency or department is hereby authorized and directed to comply with section 1146(c) and to accept the filing of all documents and instruments necessary and appropriate to consummate the Plan without the requirement to pay any otherwise applicable stamp tax or other similar tax or tax held to be a stamp tax or other similar tax.

         NN. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Order, the Plan and all Plan-related documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

         OO. Within ten (10) business days after the Confirmation Date, or as soon as practicable thereafter, the Debtors shall mail the notice (the "Confirmation Notice"), in substantially the form annexed hereto as Exhibit A, by first class mail, postage prepaid, to (i) the Office of the United States Trustee for the Southern District of New York, (ii) all known holders of Claims against, and Interests in, the Debtors, and (iii) all parties that have requested notice in these Cases. The form of Confirmation Notice hereby is approved. Service of the Confirmation Notice as provided herein shall constitute good and sufficient notice pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) of entry of this Order and of the relief granted herein and, except as otherwise set forth in this Order, no other or further notice need be given.

         PP. Notwithstanding the foregoing, pursuant to Bankruptcy Rule 2002(l), the Debtors may, but are not required to, publish a notice of the occurrence of the Effective Date of the Plan substantially in the form attached hereto as Exhibit B (the "Effective Date Notice") in The Wall Street Journal (global edition), The New York Times (national edition) and Women's Wear Daily, within ten (10) business days after the occurrence of the Effective Date.

         QQ. Except as set forth in paragraph RR hereof, all requests for payment of administrative costs and expenses incurred prior to the Effective Date pursuant to sections 507(a)(1) or 503(b) of the Bankruptcy Code (except for the Alvarez Incentive Bonus, the Designated Post-Petition Loans, claims of the Debt Coordinators and the Pre-Petition Collateral Trustee payable under paragraph 22 of the DIP Approval Orders, ordinary course trade debt and customer deposits and credits incurred in the ordinary course of business after the Petition Date) shall be shall be filed with the Bankruptcy Court, 1 Bowling Green, Alexander Hamilton Custom House, New York, New York 10004 and served on
(i) The Warnaco Group, Inc., 90 Park Avenue, New York, New York 10016,
Attention: Stanley P. Silverstein, Esq., (ii) Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Kelley A. Cornish, Esq., (iii) Counsel to the Debt Coordinators for the Pre-Petition

Lenders, Shearman & Sterling, 599 Lexington Avenue, New York, New York,
Attention: James L. Garrity, Esq. (iv) counsel to the Creditors' Committee, Otterbourg, Steindler, Houston, & Rosen, P.C., 230 Park Avenue, New York, New York 10169, Attention: Scott L. Hazan, Esq., (v) the Office of the United States Trustee, 33 Whitehall Street, New York, New York 10004, Attention: Mary E. Tom, Esq., so as to be received no later than the date that is twenty-five (25) days after the Effective Date at 4:00 p.m. Any such request that is not filed and served within this time shall be forever barred. Notice of the deadline for filing such requests and the persons upon whom service must be made, as provided for in the Confirmation Notice, constitutes good and sufficient notice and no further notice need be given.

         RR. All final applications for compensation of professional persons employed by the Debtors or the Creditors' Committee pursuant to orders entered by this Court and on account of services rendered prior to the Effective Date not subject to an application already pending before the Bankruptcy Court (including the reimbursement of the expenses of the members of the Creditors' Committee) pursuant to sections 507(a)(1) or 503(b) of the Bankruptcy Code shall be filed with the Bankruptcy Court, so as to be received no later than the date that is twenty-five (25) days after the Effective Date at 4:00 p.m. Any such application that is not filed and served within this time shall be forever barred. Objections to any such application must be filed with the Bankruptcy Court and served on the parties previously identified in this paragraph RR so as to be received no later than twenty (20) days after the filing of such application. Notice of the deadline for filing such applications, the deadline for filing objections to such applications and the persons upon whom service must be made, as provided for in the Confirmation Notice, constitutes good and sufficient notice and no further notice need be given.

         SS. No applications need be filed for compensation and reimbursement by professional persons for services rendered or expenses incurred on and after the Effective Date, and such compensation and reimbursement may be paid by the Reorganized Debtors directly in accordance with ordinary business practices and without further authorization of this Court.

         TT. The Creditors' Committee in its present form shall continue to exist after the Confirmation Date until the Effective Date with the same power and authority, and the same ability to retain and compensate professionals, as it had prior to the Confirmation Date.

         UU. Pursuant to Section 5.2. of the Plan, on and as of the Effective Date, the Creditors' Committee shall be reconstituted and shall be comprised of no more than seven (7) members of the Creditors' Committee prior to the Effective Date (the "Post-Effective Date Committee"). The members of the Creditors' Committee who are not members of the Post-Effective Date Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Cases. In the event of the death or resignation of any member of the Post-Effective Date Committee after the Effective Date, the remaining members of the Post-Effective Date Committee shall have the right to designate a successor from among the holders of Allowed Class 5 Claims. If a Post-Effective Date Committee member assigns its Claim or releases the Debtors from payment of all or the balance of its Claim, such act shall constitute a resignation from the Post-Effective Date Committee. Until a vacancy on the Post-Effective Date Committee is filled, the Post-Effective Date Committee shall function in its reduced number. The Reorganized Debtors shall consult with the Post-Effective Date Committee on a regular basis concerning the Reorganized Debtors' investigation, prosecution and proposed settlement of Class 5 Claims and shall provide written reports to the Post-Effective Date Committee on a monthly basis regarding the status of the Claims resolution process. The Reorganized Debtors shall not settle or compromise any Class 5 Claim in excess of the Allowed amount of $25,000 without either the approval of the Post-Effective Date Committee (which shall act by majority vote) or an order of the Bankruptcy Court. Subject to the approval of the Post-Effective Date Committee, the Reorganized Debtors may settle or compromise any Class 5 Claim in excess of the Allowed amount of $25,000 without an order of the Bankruptcy Court. The Reorganized Debtors may settle or compromise any Class 5 Claim for less than the Allowed amount of $25,000 without an order of the Bankruptcy Court and without the approval of the Post-Effective Date Committee. The duties of the Post-Effective Date Committee shall also include services related to any applications for allowance of compensation or reimbursement of expenses pending on the Effective Date or filed after the Effective Date (collectively, the "Filed Fee Applications"). The Reorganized Debtors shall pay (a) the reasonable expenses of the members of the Creditors' Committee between the Confirmation Date and the Effective Date, and the Post-Effective Date Committee (the "Post-Effective Date Committee Expenses") and (b) the reasonable fees of the professional persons employed by the Post-Effective Date Committee in connection with its duties and responsibilities as set forth in the Plan (the "Post-Effective Date Committee Fees"); provided, however, that the total aggregate amount of the Post-Effective Date Committee Expenses and the Post-Effective Date Committee Fees shall not exceed $100,000.00 (exclusive of services related to Filed Fee Applications). The Post-Effective Date Committee Fees and the Post-Effective Date Committee Expenses shall be paid within fifteen
(15) Business Days after submission of a detailed invoice therefor to the Reorganized Debtors. If the Reorganized Debtors dispute the reasonableness of any such invoice, the Reorganized Debtors, the Post-Effective Date Committee or the affected professional may submit such dispute to the

Bankruptcy Court for a determination of the reasonableness of such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved. The undisputed portion of such reasonable fees and expenses shall be paid as provided herein. The Post-Effective Date Committee shall be dissolved and the members thereof shall be released and discharged of and from further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Cases on the later of (i) the Final Distribution Date and (ii) the date all services related to Filed Fee Applications are completed, and the retention or employment of the Post-Effective Date Committee's professionals shall terminate.

         VV. This Order shall be effective according to its terms upon its entry.

         WW. The Reorganized Debtors shall have the right, to the full extent permitted by section 1142 of the Bankruptcy Code, to apply to this Court for an order, notwithstanding any otherwise applicable nonbankruptcy law, directing any entity to execute and deliver any instrument or to perform any other act; provided, that without the consent of the affected party, or a determination by this Court that such relief is necessary to ensure the cooperation or compliance of any party or to compensate the Reorganized Debtors for damages associated with a lack of such cooperation or compliance with the terms and conditions of this Order, the Plan, and any documents related thereto, no such order shall modify or impair any right, title, interest, privilege, or remedy expressly provided or reserved to such party under this Order, the Plan or any document related thereto.

         XX. This Order shall constitute the approval of the Plan and the transactions contemplated thereby, including, without limitation, those corporate transactions contemplated under Section 5.4. of the Plan or this Order pursuant to the Delaware General Corporation Law.

         YY. The provisions of section 1145 of the Bankruptcy Code shall be applicable to the offer, issuance and distribution, transfer or exchange of New Warnaco Common Shares and the New Warnaco Second Lien Notes pursuant to the Plan, (including, without limitation, the making or delivery of any document or instrument of offer or transfer of such securities) and shall be exempt from registration under applicable securities laws (including without limitation, Section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer or a security) pursuant to Section 1145(a) of the Code, and may be sold without registration to the extent permitted under Section 1145 of the Code.

         ZZ. Wells Fargo Bank, Minnesota, N.A., hereby is authorized and empowered to act as Disbursing Agent under the Plan.

         AAA. "Substantial consummation" of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur upon completion of all actions and transactions required by the Plan to be effected prior to or upon the Effective Date.

         BBB. The failure specifically to include or reference any particular provision of the Plan in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

         CCC. Upon the entry of this Order, all provisions of the Plan, including all agreements, instruments and other documents filed in connection with the Plan and executed by the Debtors or the Reorganized Debtors in connection with the Plan shall be binding upon the Debtors and the Reorganized Debtors, all Claim and Interest holders and all other entities that are affected in any manner by the Plan. All agreements, instruments and other documents filed in connection with the Plan shall have full force and effect as of the entry of this Order, and shall bind all parties thereto as of the Effective Date, whether or not issued, delivered or recorded on the Effective Date or thereafter, and the provisions of the Plan and of this Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that in the event of any inconsistency between the terms of the Plan or such other documents, on the one hand, and the terms of this Order, on the other, the terms of this Order shall govern.

         DDD. This Order is and shall be deemed a separate Order with respect to each of the Debtors in each Debtor's separate Case for all purposes. The Clerk of the Court is directed to file and docket this Order in the Case of each of the Debtors.

         EEE. The Debtors shall have the right, in accordance with section 1127 of the Bankruptcy Code, to modify or amend the Plan after the Confirmation Date to the full extent permitted by law, provided, that any such modification is consented to by the Debt Coordinators for the Pre-Petition Secured Lenders and the Creditors' Committee in writing prior to the effectiveness of any such modification or amendment.

         FFF. If there is any direct conflict between the Plan and this Order, the terms of this Order shall control.

         GGG. If any or all of the provisions of this Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors' receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Order and the Plan and all documents executed pursuant thereto or any amendments or modifications thereto.

Dated: New York, New York
       January 16, 2003

                                             /s/ Richard L. Bohanon
                                             --------------------------------
                                             The Honorable Richard L. Bohanon
                                             United States Bankruptcy Judge

                                                                       Exhibit A

J. Ronald Trost (JT-4745)
Kelley A. Cornish (KC-0754)
Shalom L. Kohn (SK-2626)
Elizabeth R. McColm (EM-8532)
SIDLEY AUSTIN BROWN & WOOD LLP
787 Seventh Avenue
New York, New York 10019
Telephone: (212) 839-5300

Counsel for Debtors and Debtors-in-Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -    x:
                                                               :
In re                                                          :
     THE WARNACO GROUP, INC.,                                  :
     Federal Tax I.D. No. 95-4032739                           :
                                                               :
     184 BENTON STREET INC.                                    :
     Federal Tax I.D. No. 06-1045343                           :
                                                               :
     A.B.S. CLOTHING COLLECTION, INC.                          :
     Federal Tax I.D. No. 95-3799247                           :
                                                               :
     ABBEVILLE MANUFACTURING COMPANY,                          :
     Federal Tax I.D. No. 13-3779229                           :        Chapter 11
                                                               :
     AEI MANAGEMENT CORPORATION,                               :        Case Nos. 01-41643 (RLB)
     Federal Tax I.D. No. 95-4355518                           :        through   01-41680 (RLB)
                                                               :
     AUTHENTIC FITNESS CORPORATION,                            :        (Jointly Administered)
     Federal Tax I.D. No. 95-4268251                           :
                                                               :
     AUTHENTIC FITNESS ON-LINE, INC.                           :
     Federal Tax I.D. No. 95-4741962                           :
                                                               :
     AUTHENTIC FITNESS PRODUCTS INC.                           :
     Federal Tax I.D. No. 95-4267322                           :
                                                               :
     AUTHENTIC FITNESS RETAIL INC.                             :
     Federal Tax I.D. No. 95-4442062                           :
                                                               :
     BLANCHE INC.                                              :
     Federal Tax I.D. No. 06-1290226                           :
                                                               :

     CCC ACQUISITION CORP.                                     :
     Federal Tax I.D. No. 95-4456443                           :
                                                               :
     CCC ACQUISITION REALTY CORP.                              :
     Federal Tax I.D. No. 95-4456445                           :
                                                               :
     C.F. HATHAWAY COMPANY                                     :
     Federal Tax I.D. No. 01-0263592                           :
                                                               :
     CALVIN KLEIN JEANSWEAR COMPANY,                           :
     Federal Tax I.D. No. 13-3779381                           :
                                                               :
     CKJ HOLDINGS, INC.                                        :
     Federal Tax I.D. No. 13-3928129                           :
                                                               :
     CKJ SOURCING, INC.                                        :
     Federal Tax I.D. No. 13-3928016                           :
                                                               :
     DESIGNER HOLDINGS LTD.                                    :
     Federal Tax I.D. No. 13-3818542                           :
                                                               :
     GREGORY STREET, INC.                                      :
     Federal Tax I.D. No. 06-1469376                           :
                                                               :
     JEANSWEAR HOLDINGS, INC.                                  :
     Federal Tax I.D. No. 13-3779227                           :
                                                               :
     KAI JAY MANUFACTURING COMPANY,                            :
     Federal Tax I.D. No. 13-3779231                           :
                                                               :
     MYRTLE AVENUE, INC.                                       :
     Federal Tax I.D. No. 06-1469379                           :
                                                               :
     OUTLET HOLDINGS, INC.                                     :
     Federal Tax I.D. No. 13-3907558                           :
                                                               :
     OUTLET STORES, INC.                                       :
     Federal Tax I.D. No. 13-3907560                           :
                                                               :
     PENHALIGON'S BY REQUEST, INC.                             :
     Federal Tax I.D. No. 13-4076879                           :
                                                               :
     RIO SPORTSWEAR, INC.                                      :
     Federal Tax I.D. No. 13-3779228                           :
                                                               :
                                                               :
     UBERTECH PRODUCTS, INC.                                   :
     Federal Tax I.D. No. 06-1577619                           :
                                                               :

     VENTURES LTD.                                             :
     Federal Tax I.D. No. 06-1559945                           :
                                                               :
     WARMANA LIMITED,                                          :
     Federal Tax I.D. No. 06-0902642                           :
                                                               :
     WARNACO INC.                                              :
     Federal Tax I.D. No. 22-1897478                           :
                                                               :
     WARNACO INTERNATIONAL, INC.                               :
     Federal Tax I.D. No. 06-0967709                           :
                                                               :
     WARNACO INTERNATIONAL LLC                                 :
     Federal Tax I.D. No. 06-1442942                           :
                                                               :
     WARNACO MEN'S SPORTSWEAR INC.                             :
     Federal Tax I.D. No. 25-1141063                           :
                                                               :
     WARNACO OF CANADA COMPANY                                 :
     Federal Tax I.D. No. 98-0201311                           :
     Canada Business No. 105586911                             :
                                                               :
     WARNACO PUERTO RICO, INC.                                 :
     Federal Tax I.D. No. 66-0585156                           :
                                                               :
     WARNACO SOURCING INC.                                     :
     Federal Tax I.D. No. 06-1172666                           :
                                                               :
     WARNACO U.S., INC.                                        :
     Federal Tax I.D. No. 06-1519997                           :
                                                               :
     WARNACO VENTURES LTD.                                     :
     Federal Tax I.D. No. 06-1559941                           :
                                                               :
     WARNER'S DE COSTA RICA INC.                               :
     Federal Tax I.D. No. 06-0937741                           :
                                                               :
                                        Debtors.               :
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -    x

      NOTICE OF CONFIRMATION OF FIRST AMENDED JOINT PLAN OF REORGANIZATION,
               DEADLINE FOR FILING REQUESTS FOR PAYMENT OF CERTAIN
         ADMINISTRATIVE CLAIMS AND REJECTION CLAIMS AND RELATED MATTERS

         PLEASE TAKE NOTICE that on January __, 2003 (the "Confirmation Date"), the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered an order (the "Confirmation Order") confirming the First Amended Joint Plan of Reorganization dated November 8, 2002 (as modified pursuant to certain technical amendments filed on January 14, 2003, the "Plan"), of The Warnaco Group, Inc. ("Group"), together with certain of its direct and indirect subsidiaries, 184 Benton Street Inc., A.B.S. Clothing Collection, Inc., Abbeville Manufacturing Company, AEI Management Corporation, Authentic Fitness Corporation, Authentic Fitness On-Line, Inc., Authentic Fitness Products Inc., Authentic Fitness Retail Inc., Blanche, Inc., CCC Acquisition Corp., CCC Acquisition Realty Corp., C.F. Hathaway Company, Calvin Klein Jeanswear Company, CKJ Holdings, Inc., CKJ Sourcing, Inc., Designer Holdings Ltd., Gregory Street, Inc., Jeanswear Holdings, Inc., Kai Jay Manufacturing Company, Myrtle Avenue, Inc., Outlet Holdings, Inc., Outlet Stores, Inc., Penhaligon's by Request, Inc., Rio Sportswear, Inc., Ubertech Products, Inc., Ventures Ltd., Warmana Limited, Warnaco Inc., Warnaco International, Inc., Warnaco International, LLC, Warnaco Men's Sportswear Inc., Warnaco of Canada Company, Warnaco Puerto Rico, Inc., Warnaco Sourcing Inc., Warnaco U.S. Inc., Warnaco Ventures Ltd., Warner's De Costa Rica Inc., each a debtor and debtor-in-possession herein (collectively, the "Debtors") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

         PLEASE TAKE FURTHER NOTICE that unless another order of the Bankruptcy Court provides for another date (in which case such other date would apply), all requests for payment of administrative costs and expenses incurred prior to the Effective Date pursuant to sections 507(a)(1) and 503(b) of the Bankruptcy Code (except for the Alvarez Incentive Bonus, the Designated Post-Petition Loans, claims of the Debt Coordinators and the Pre-Petition Collateral Trustee payable under paragraph 22 of the DIP Approval Orders, claims for taxes pursuant to
Section 507(a)(8) of the Code, ordinary course trade debt and customer deposits and credits incurred in the ordinary course of business after the Petition Date) shall be filed with the Bankruptcy Court, 1 Bowling Green, Alexander Hamilton Custom House, New York, New York 10004 and served on (i) The Warnaco Group, Inc., 90 Park Avenue, New York, New York 10016, Attention: Stanley P. Silverstein, Esq., (ii) Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Kelley A. Cornish, Esq., (iii) Counsel to the Debt Coordinators for the Pre-Petition Lenders, Shearman & Sterling, 599 Lexington Avenue, New York, New York, Attention: James L. Garrity, Esq. (iv) counsel to the Creditors' Committee, Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169, Attention: Scott L. Hazan, Esq., (v) the Office of the United States Trustee, 33 Whitehall Street, New York, New York 10004, Attention: Mary E. Tom, Esq., so as to be received no later than the date that is twenty-five (25) days after the Effective Date of the Plan at 4:00 p.m. Any such request that is not filed and served within this time shall be forever barred. The Debtors currently anticipate that the Effective Date will be February 4, 2003.

         PLEASE TAKE FURTHER NOTICE that pursuant to the Plan and Confirmation Order, each executory contract and unexpired lease entered into by any of the Debtors prior to the Petition Date, except with respect to Intellectual Property Contracts which shall be deemed automatically assumed, shall be deemed rejected pursuant to section 365 of the Bankruptcy Code, except for any executory contract or unexpired lease that (i) previously has been rejected or assumed by order of the Bankruptcy Court, (ii) is the subject of a motion to assume filed on or before the Confirmation Date, or (iii) is listed on the schedules of contracts and leases to be rejected or assumed pursuant to the Plan, annexed as Plan

Schedules 3.1 and 3.2, respectively.

         PLEASE TAKE FURTHER NOTICE that all proofs of claim with respect to claims arising from the rejection of any executory contract or unexpired lease, as set forth in the paragraph above, must be filed with the clerk of the Bankruptcy Court, 1 Bowling Green, Alexander Hamilton Custom House, New York, New York 10004 and served on counsel to the Debtors, Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Kelley A. Cornish, Esq., so as to be received no later than thirty (30) days after service of the earlier of (a) this notice of entry of the Confirmation Order, or (b) such other notice that the executory contract or unexpired lease has been rejected pursuant to an order of the Bankruptcy Court.

         PLEASE TAKE FURTHER NOTICE that pursuant to the Plan and Confirmation Order, each party to an executory contract or unexpired lease that is rejected, as set forth in the paragraph above, who does not file a proof of claim on account of such rejection as provided in the immediately preceding paragraph is forever barred from doing so and such claims and requests shall not be enforceable against any of the Debtors, the Reorganized Debtors, their successors, their assigns or their property.

         PLEASE TAKE FURTHER NOTICE that all final applications for compensation of professional persons employed by the Debtors or the Committee pursuant to orders entered by this Court and on account of services rendered prior to the Confirmation Date and not subject to an application already pending before the Bankruptcy Court (including the reimbursement of the expenses of the members of the Committee) pursuant to sections 507(a)(1) or 503(b) of the Bankruptcy Code shall be filed with the Bankruptcy Court, 1 Bowling Green, Alexander Hamilton Custom House, New York, New York 10004 and served on (i) The Warnaco Group, Inc., 90 Park Avenue, New York, New York 10016, Attention: Stanley P. Silverstein, Esq., (ii) Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Kelley A. Cornish, Esq., (iii) Counsel to the Debt Coordinators for the Pre-Petition Lenders, Shearman & Sterling, 599 Lexington Avenue, New York, New York, Attention: James L. Garrity, Esq. (iv) counsel to the Creditors Committee, Otterbourg, Houston, Steindler & Rosen, P.C., 230 Park Avenue, New York, New York 10169, Attention: Scott L. Hazan, Esq., (v) the Office of the United States Trustee, 33 Whitehall Street, New York, New York 10004, Attention: Mary E. Tom, Esq., so as to be received no later than the date that is twenty-five (25) days after the Effective Date at 4:00 p.m. Any such application that is not filed and served within this time shall be forever barred. Objections to any such application must be filed with the Bankruptcy Court and served on the parties previously identified in this paragraph within 20 days after the filing thereof.

         PLEASE TAKE FURTHER NOTICE that service of this Confirmation Notice constitutes good and sufficient notice pursuant to Bankruptcy Rules 2002 and 3020 of entry of the Confirmation Order confirming the Plan and of the other relief granted in the Confirmation Order, and no other or further notice need be given.


Dated: New York, New York         SIDLEY AUSTIN BROWN & WOOD LLP
       January 16, 2003
                                  By:
                                     ----------------------------------
                                           (A Member of the Firm)

                                  J. Ronald Trost  (JT-4745)
                                  Kelley A. Cornish  (KC-0754)
                                  Shalom L. Kohn  (SK-2626)
                                  Elizabeth R. McColm  (EM-8532)
                                  787 Seventh Avenue
                                  New York, New York  10019
                                  Telephone:  (212) 839-5300
                                  Telecopier:  (212) 839-5599

                                  Counsel for Debtors and Debtors-in-Possession

                                                                       Exhibit B

J. Ronald Trost (JT-4745)
Kelley A. Cornish (KC-0754)
Shalom L. Kohn (SK-2626)
Elizabeth R. McColm (EM-8532)
SIDLEY AUSTIN BROWN & WOOD LLP
787 Seventh Avenue
New York, New York 10019
Telephone: (212) 839-5300

Counsel for Debtors and Debtors-in-Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -   x
                                                                :       Chapter 11
                                                                :
In re                                                           :       Case Nos. 01-41643 (RLB)
                                                                :       through   01-41680 (RLB)
     THE WARNACO GROUP, INC., et al.,                           :
                              -- ---
                                                                :       (Jointly Administered)
                                    Debtors.                    :
                                                                x
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                     NOTICE OF OCCURRENCE OF EFFECTIVE DATE

         PLEASE TAKE NOTICE that on January __, 2003, an Order (the "Confirmation Order") confirming the First Amended Joint Plan of Reorganization dated November 8, 2002 (as modified pursuant to certain technical amendments filed on January 14, 2003, the "Plan") filed by The Warnaco Group, Inc., a Delaware corporation ("Warnaco"), together with certain of its direct and indirect subsidiaries, 184 Benton Street Inc., A.B.S. Clothing Collection, Inc., Abbeville Manufacturing Company, AEI Management Corporation, Authentic Fitness Corporation, Authentic Fitness On-Line, Inc., Authentic Fitness Products Inc., Authentic Fitness Retail Inc., Blanche, Inc., CCC Acquisition Corp., CCC Acquisition Realty Corp., C.F. Hathaway Company, Calvin Klein Jeanswear Company, CKJ Holdings, Inc., CKJ Sourcing, Inc., Designer Holdings Ltd., Gregory Street, Inc., Jeanswear Holdings, Inc., Kai Jay Manufacturing Company, Myrtle Avenue, Inc., Outlet Holdings, Inc., Outlet Stores, Inc., Penhaligon's by Request, Inc., Rio Sportswear, Inc., Ubertech Products, Inc., Ventures Ltd., Warmana Limited, Warnaco Inc., Warnaco International, Inc., Warnaco International, LLC, Warnaco Men's Sportswear Inc., Warnaco of Canada Company, Warnaco Puerto Rico, Inc., Warnaco Sourcing Inc., Warnaco U.S. Inc., Warnaco Ventures Ltd., Warner's De Costa Rica Inc., each a debtor and debtor-in-possession herein (collectively, the "Debtors"), was entered by the Honorable Richard L. Bohanon, United States Bankruptcy Judge, and duly docketed and filed in the Office of the Clerk of the United States Bankruptcy Court for the Southern District of New York. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan.

         PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on February 4, 2003.

         PLEASE TAKE FURTHER NOTICE that unless another order of the Bankruptcy Court provides for another date (in which case such other date would apply), all requests for payment of administrative costs and expenses incurred prior to the Effective Date pursuant to sections 507(a)(1) and 503(b) of the Bankruptcy Code shall be filed with the Bankruptcy Court, 1 Bowling Green, Alexander Hamilton Custom House, New York, New York 10004 and served on (i) The Warnaco Group, Inc., 90 Park Avenue, New York, New York 10016, Attention: Stanley P. Silverstein, Esq., (ii) Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Kelley A. Cornish, Esq., (iii) Counsel to the Debt Coordinators for the Pre-Petition Lenders, Shearman & Sterling, 599 Lexington Avenue, New York, New York, Attention: James L. Garrity, Esq. (iv) counsel to the Creditors' Committee, Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169, Attention: Scott L. Hazan, Esq., (v) the Office of the United States Trustee, 33 Whitehall Street, New York, New York 10004, Attention: Mary E. Tom, Esq., so as to be received no later than the date that is twenty-five (25) days after the Effective Date of the Plan at 4:00 p.m. Any such request that is not filed and served within this time shall be forever barred. The Debtors currently anticipate that the Effective Date will be February 4, 2003.

         PLEASE TAKE FURTHER NOTICE that pursuant to the Plan and Confirmation Order, each executory contract and unexpired lease entered into by any of the Debtors prior to the Petition Date, except with respect to Intellectual Property Contracts which shall be deemed automatically assumed, shall be deemed rejected pursuant to section 365 of the Bankruptcy Code, except for any executory contract or unexpired lease that (i) previously has been rejected or assumed by order of the Bankruptcy Court, (ii) is the subject of a motion to assume filed on or before the Confirmation Date, or (iii) is listed on the schedules of contracts and leases to be rejected or assumed pursuant to the Plan, annexed as Plan Schedules 3.1 and 3.2, respectively.

         PLEASE TAKE FURTHER NOTICE that all proofs of claim with respect to claims arising from the rejection of any executory contract or unexpired lease, as set forth in the paragraph above, must be filed with the clerk of the Bankruptcy Court, 1 Bowling Green, Alexander Hamilton Custom House, New York, New York 10004 and served on counsel to the Debtors, Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Kelley A. Cornish, Esq., so as to be received no later than thirty (30) days after service of the earlier of (a) this notice of entry of the Confirmation Order, or (b) such other notice that the executory contract or unexpired lease has been rejected pursuant to an order of the Bankruptcy Court.

         PLEASE TAKE FURTHER NOTICE that pursuant to the Plan and Confirmation Order, each party to an executory contract or unexpired lease that is rejected, as set forth in the paragraph above, who does not file a proof of claim on account of such rejection as provided in the immediately preceding paragraph is forever barred from doing so and such claims and requests shall not be enforceable against any of the Debtors, the Reorganized Debtors, their successors, their assigns or their property.

         PLEASE TAKE FURTHER NOTICE that all final applications for compensation of professional persons employed by the Debtors or the Committee pursuant to orders entered by this Court and on account of services rendered prior to the Confirmation Date and not subject to an application already pending before the Bankruptcy Court (including the reimbursement of the expenses of the members of the Committee) pursuant to sections 507(a)(1) or 503(b) of the Bankruptcy Code shall be filed with the Bankruptcy Court, 1 Bowling Green, Alexander Hamilton Custom House, New York, New York 10004 and served on (i) The Warnaco Group, Inc., 90 Park Avenue, New York, New York 10016, Attention: Stanley P. Silverstein, Esq., (ii) Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Kelley A. Cornish, Esq., (iii) Counsel to the Debt Coordinators for the Pre-Petition Lenders, Shearman & Sterling, 599 Lexington Avenue, New York, New York, Attention: James L. Garrity, Esq. (iv) counsel to the Creditors Committee,

Otterbourg, Houston, Steindler & Rosen, P.C., 230 Park Avenue, New York, New York 10169, Attention: Scott L. Hazan, Esq., (v) the Office of the United States Trustee, 33 Whitehall Street, New York, New York 10004, Attention: Mary E. Tom, Esq., so as to be received no later than the date that is twenty-five (25) days after the Effective Date at 4:00 p.m. Any such application that is not filed and served within this time shall be forever barred. Objections to any such application must be filed with the Bankruptcy Court and served on the parties previously identified in this paragraph within 20 days after the filing thereof.

         PLEASE TAKE FURTHER NOTICE that copies of the Plan and Confirmation Order may be obtained from the Clerk of the Bankruptcy Court or from counsel to the Debtors listed below.


Dated: New York, New York              SIDLEY AUSTIN BROWN & WOOD LLP
         February __, 2003



                                       By:
                                           ---------------------------------
                                                (A Member of the Firm)
                                       J. Ronald Trost  (JT-4745)
                                       Kelley A. Cornish  (KC-0754)
                                       Shalom L. Kohn  (SK-2626)
                                       Elizabeth R. McColm  (EM-8532)
                                       787 Seventh Avenue
                                       New York, New York  10019
                                       Telephone:  (212) 839-5300
                                       Telecopier:  (212) 839-5599

                                       Counsel for Debtors and
                                       Debtors-in-Possession



                                       3